Exhibit 5.1
[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]
June 26, 2008
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
          We have acted as special counsel to Regeneron Pharmaceuticals, Inc., a New York corporation (the “Company”), in connection with the registration of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Company’s Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
          In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act (the “Registration Statement”); (ii) the Plan; (iii) the Restated Certificate of Incorporation of the Company, certified by the Secretary of the Company as currently in effect; (iv) the By-Laws of the Company, certified by the Secretary of the Company as currently in effect; (v) a specimen certificate representing the Common Stock; (vi) certain resolutions adopted on June 13, 2008 by the Board of Directors of the Company relating to the Plan, the filing of the Registration Statement and certain related matters; and (vii) certain resolutions adopted on June 13, 2008 by the shareholders of the Company as certified by the Inspector of Elections of the Company’s 2008 Annual Meeting of Shareholders. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
          In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. We have also assumed that each award agreement setting forth the terms of each grant of options or other award under the Plan will be consistent with the Plan, duly authorized, and if applicable, validly executed and delivered by the parties thereto, and that the Shares will be issued in accordance with the terms of the Plan for consideration in an amount at least equal to the par value of such Shares.
          Members of our firm are admitted to the Bar in the State of New York. We do not express any opinion as to the laws of any jurisdiction other than the State of New York, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for in full in accordance with the terms and conditions of the Plan and any applicable award agreement, the Shares will be validly issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP